Exhibit (h)(9)(ii)

AMENDMENT AGREEMENT NO. 1

AND INSTRUMENT OF ADHERENCE

This AMENDMENT AGREEMENT NO. 1 AND INSTRUMENT OF ADHERENCE is made as of October 18, 2007 by and among the entities listed on the signature pages hereof (collectively, the “Entities”), the lending institutions listed on the signature pages hereof (the “Banks”), State Street Bank and Trust Company, as operations agent (the “Operations Agent”) for itself and such Banks as are or may become parties to the Credit Agreement referred to below, and State Street Bank and Trust Company, as administrative agent (the “Administrative Agent”) for itself and such Banks as are or may become parties to the Credit Agreement referred to below. Certain of the Entities are entering into this Amendment on behalf of certain of their Series (as defined in the Credit Agreement referred to below), as set forth on Schedule 2 to the Credit Agreement, as amended hereby.

WHEREAS, certain of the Entities, the Banks, the Operations Agent and the Administrative Agent have entered into an Amended and Restated Credit Agreement, dated as of October 19, 2006 (the “Credit Agreement”); and

WHEREAS, the parties hereto wish to amend the Credit Agreement to, among other things, (i) extend the Termination Date set forth therein, (ii) add Excelsior Funds, Inc., Excelsior Funds Trust and Excelsior Tax-Exempt Funds, Inc., each on behalf of certain of its series, as Entities for all purposes of the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement referred to below), and (iii) add Columbia Money Market Fund, Variable Series as a Series (as defined in the Credit Agreement referred to below) of Columbia Funds Variable Insurance Trust for all purposes of the Credit Agreement and the other Loan Documents;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Definitions. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

§2. Instrument of Adherence. (a) In reliance on each of the representations, warranties and covenants set forth herein, each of the Banks and the Agents hereby agrees that:

(i) each of Excelsior Funds, Inc., Excelsior Funds Trust and Excelsior Tax-Exempt Funds, Inc. (each, an “Additional Entity”) shall become an Entity for all purposes of the Credit Agreement and each of the other Loan Documents and that each of the series of each such Additional Entity listed on Schedule 2 as amended hereby shall be a Series of such Entity for purposes of the Credit Agreement and each of the other Loan Documents; and

(ii) Columbia Money Market Fund, Variable Series, a series of Columbia Funds Variable Insurance Trust (the “Insurance Trust”), shall be a Series of the Insurance Trust for purposes of the Credit Agreement and each of the other Loan Documents.

Each series of each Additional Entity listed on Schedule 2 as amended hereby and the Columbia Money Market Fund, Variable Series each shall be referred to herein as a “New Series”.

(b) Each of the Additional Entities and the Insurance Trust hereby severally covenants and agrees that it shall, on behalf of each of its New Series, comply with and be bound by all of the terms, conditions and covenants of the Credit Agreement, as amended hereby, and each of the other Loan Documents. Without limiting the generality of the preceding sentence, each of the Additional Entities and the Insurance Trust, on behalf of each of its New Series, hereby severally promises to duly and punctually pay or cause to be paid from the assets of such New Series the principal of and interest on all Loans made for the benefit of such New Series, along with such New Series’ allocated share of all fees and expenses under the Loan Documents. Each of the Banks, the Agents, the Additional Entities and the Insurance Trust hereby agrees that, with respect to each of the New Series of each of the Additional Entities and the Insurance Trust, the term “Effective Date” as used in Section 4.07 of the Credit Agreement shall mean October 18, 2007.

§3. Amendment of Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by deleting therefrom the definition of Termination Date in its entirety, and substituting therefor the following:

“Termination Date” means October 16, 2008 or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof.

(b) Section 1.01 of the Credit Agreement is hereby further amended by adding thereto the following new definitions in the appropriate places in the alphabetical sequence thereof:

“Interfund Lending” means lending by a registered investment company or a series thereof advised by the Investment Adviser to one or more other registered investment companies or series thereof advised by the Investment Adviser, or borrowing by a registered investment company or a series thereof advised by the Investment Adviser from one or more other registered investment companies or series thereof advised by the Investment Adviser, in either case pursuant to the Interfund Lending Exemptive Order issued by the Securities and Exchange Commission.

“Interfund Lending Exemptive Order” means the exemptive order issued by the Securities and Exchange Commission on September 5, 2003 (Investment Company Act of 1940 Release No. 26174) to authorize Interfund Lending, and including any amended or supplemental order thereto.

“Interfund Loan” means any loan or advance by or to a Borrower pursuant to an Interfund Lending arrangement.

(c) Section 5.07 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (d) thereof, (ii) deleting the phrase “or leverage created” from clause (e)(ii) thereof, (iii) deleting the period at the end of clause (e) thereof and substituting therefor “; and”, and (iv) adding thereto the following new clause (f):

(f) subject to Section 5.18 hereof, Debt arising or incurred pursuant to an Interfund Lending arrangement.

(d) Section 5.08 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (e) thereof, (ii) deleting the period at the end of the clause (f) thereof and substituting therefor “; and” and (iii) adding thereto the following new clause (g):

(g) subject to Section 5.18 hereof, Liens arising under an Interfund Lending arrangement.

(e) Section 5.10 of the Credit Agreement is hereby amended by adding the following new sentence at the end of such Section:

No proceeds of any Loan shall be used by any Borrower to make any Interfund Loan.

(f) Article 5 of the Credit Agreement is hereby amended by adding thereto the following new Section 5.18:

SECTION 5.18. Interfund Lending. Notwithstanding anything in this Agreement to the contrary (including, without limitation, Sections 5.07 and 5.08 hereof), Interfund Lending shall be expressly permitted hereunder, and the mere making or receipt of an Interfund Loan in and of itself shall not, with respect to any Borrower a party thereto (as a lender or a borrower), constitute a violation of any condition precedent, representation or covenant contained herein or constitute a Default or Event of Default; provided that all other terms and conditions of this Agreement are satisfied, and provided further, that:

(a) such Interfund Lending (i) is not otherwise prohibited by law, (ii) has been duly authorized by each party thereto, (iii) is consistent with the terms of the Interfund Lending Exemptive Order, (iv) is not in contravention of the Borrower’s Prospectus or any agreement to which the Borrower is a party or otherwise bound, including, without limitation, any agreement relating to any Interfund Loan, and (v) is deemed to be a “senior security representing indebtedness” (as defined in Section 18(g) of the Investment Company Act) for purposes of calculating the Asset Coverage Ratio as it applies to the Borrower and Debt of the Borrower for all purposes of the Credit Agreement;

(b) a Borrower may not be a lender of an Interfund Loan at any time during which the Borrower has any Loan outstanding nor may a Borrower use the proceeds of any Loan to make an Interfund Loan;

(c) at the time of the borrowing of any Loan by a Borrower hereunder, the Borrower shall not have outstanding as a borrower or a lender any Interfund Loan secured by a Lien;

(d) if at any time a Borrower should secure an Interfund Loan or Interfund Loans with collateral, then each Loan to such Borrower under this Agreement will be secured (i) at least on an equal priority basis with an equivalent percentage of collateral to loan value as any outstanding Interfund Loan that requires collateral, which may require the Borrower to pledge at least such collateral as is necessary to maintain the market value of the collateral that secures such Loan at least equal to 102% of the outstanding principal value of the Loan for so long as such Interfund Loan is secured and (ii) with collateral that is not illiquid and has similar credit characteristics (each as determined by the Borrower in good faith in accordance with its policies and procedures and applicable law) of that of the collateral securing such Interfund Loan or Interfund Loans; and

(e) upon and during the continuance of a Default or Event of Default with respect to a Borrower, the Borrower will not make or permit any payment or prepayment of any Interfund Loans owing by the Borrower, if any, unless the Borrower concurrently makes a pro rata payment or prepayment of Loans owing by the Borrower, if any, hereunder.

(g) Section 4.01 of the Credit Agreement is hereby amended by deleting therefrom paragraph (d) in its entirety, and substituting therefore the following:

(d) The Borrower is not a general partner or joint venturer in any partnership or joint venture. The Borrower does not invest all of its investable assets in any other open-end investment management company or otherwise act as a feeder fund in a master-feeder or fund of funds investment structure or any other multiple investment company structure, except as set forth on Schedule 4.01(d).

(h) Section 6.01 of the Credit Agreement is hereby amended by deleting therefrom clauses (e) and (f) in their entirety, and substituting therefor the following:

(e) such Borrower shall (i) fail to make any payment in respect of an Interfund Loan outstanding to such Borrower when due or within any applicable grace period or (ii) fail to make any payment in respect of any other Debt of such Borrower in excess of 5% of such Borrower’s Net Asset Value when due or within any applicable grace period;

(f) any event or condition shall occur which results in the acceleration of the maturity of (i) any Interfund Loan of such Borrower or (ii) any other Debt of such Borrower in excess of 5% of such Borrower’s Net Asset Value, or, in either case, enables (any required notice of default having been given and any applicable grace period having expired) the lender of such Interfund Loan or the holder of such other Debt or any Person acting on such lender or holder’s behalf to accelerate the maturity thereof;

(i) The Credit Agreement is hereby further amended by deleting Schedule 2 to the Credit Agreement in its entirety, and substituting therefor the Schedule 2 attached hereto.

(j) The Credit Agreement is hereby further amended by adding the Schedule 4.01(d) attached hereto as Schedule 4.01(d) to the Credit Agreement.

(k) The Credit Agreement is hereby further amended by adding to Schedule 4.11(c) the disclosure attached as Schedule 4.11(c) to this Amendment with respect to each of the New Series.

§4. Representations and Warranties. Each Entity (including each of the Additional Entities) severally represents and warrants as to itself (to the extent applicable) and as to each of its Series (including each of its New Series, as applicable) on whose behalf it is acting as Borrower, severally as to such Series, that:

(a) Representations and Warranties in Credit Agreement. Each of the representations and warranties contained in the Credit Agreement, as amended hereby, and in each of the other Loan Documents to which it is a party (after giving effect to this Amendment) is true and correct in all material respects as to such Borrower on and as of the date hereof, with the same effect as if set forth herein.

(b) No Default. No Default or Event of Default has occurred and is continuing.

(c) Authority, Etc. The execution, delivery and performance by the Borrower of this Amendment, each of the documents and instruments delivered by the Borrower in connection with this Amendment, the Credit Agreement and each of the other Loan Documents to which the Borrower is a party, in each case as amended hereby (collectively, the “Amended Loan Documents”), are within the Borrower’s corporate or trust powers, as applicable, have been duly authorized by all necessary corporate or trust action, as applicable, require no authorization or action by or in respect of, or filing with, any governmental body, agency or official or any shareholder or creditor of the Borrower, and do not contravene, or constitute a default under, any provision of applicable law or regulation (including, without limitation, the Investment Company Act), the certificate or articles of organization or incorporation or declaration of trust, as applicable, or by-laws of the Borrower, any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or the Borrower’s most recent Prospectus, or result in the creation or imposition of any Lien on any asset of the Borrower.

(d) Enforceability of Obligations. Each of this Amendment and the documents and instruments delivered by the Borrower in connection with this Amendment has been duly executed and delivered by the Borrower. Assuming due authorization, execution and delivery by each of the other parties hereto, this Amendment and each of the Amended Loan Documents constitutes the valid and legally binding obligation of the Borrower, in each case enforceable against it in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorim or other similar laws of general application affecting the enforcement of creditors’ rights or be general principles of equity limiting the availability of equitable remedies.

§5. Effectiveness. This Amendment shall be effective as of the date first written above upon the satisfaction of each of the following conditions precedent:

(a) each of the parties hereto shall have executed and delivered this Amendment;

(b) if requested by any Bank, receipt by the Operations Agent for the account of such Bank of a Note in the amount equal to such Bank’s Commitment Amount or, if less, the aggregate unpaid principal amount of such Bank’s Loans;

(c) receipt by the Operations Agent of a manually signed certificate from the Secretary of each Entity (other than the Additional Entities and the Insurance Trust) in form and substance satisfactory to the Operations Agent as to the incumbency of, and bearing manual specimen signatures of, the officers of such Entity who are authorized to execute and take actions under the Loan Documents, and certifying and attaching copies of (i) such Entity’s certificate or articles of incorporation or organization or declaration of trust, as applicable, and by-laws as then in effect (or certifying that there have been no changes to such articles of incorporation or organization, declaration of trust or by-laws, as applicable, since October 19, 2006) and (ii) duly authorized resolutions of such Entity’s Board of Trustees or Board of Directors, as applicable authorizing for such Entity and each Series thereof the borrowings and transactions contemplated hereby and by the Amended Loan Documents;

(d) receipt by the Operations Agent of a manually signed certificate from the Secretary of each of the Additional Entities and the Insurance Trust in form and substance satisfactory to the Operations Agent as to the incumbency of, and bearing manual specimen signatures of, the officers of such Entity who are authorized to execute and take actions under the Loan Documents, as to the Custodian and Investment Adviser of each of its New Series, and certifying and attaching copies of (i) such Entity’s certificate or articles of organization or incorporation or declaration of trust, as applicable (with the designation of each of its New Series), and by-laws as then in effect, (ii) duly authorized resolutions of such Entity’s Board of Trustees or Board of Directors, as applicable, authorizing for such Entity and each of its New Series the borrowings and transactions contemplated hereby and by the Amended Loan Documents, and (iii) the current Prospectus for each of its New Series (or certifying the links to the Securities and Exchange Commission’s website where each such Prospectus may be located);

(e) receipt by the Operations Agent of a certificate manually signed by an authorized officer of each of the Additional Entities and the Insurance Trust, on behalf of each of its New Series, to the effect set forth in clauses (b) (if a Borrowing will occur on the effective date of this Amendment), (c) and (d) of Section 3.02 of the Credit Agreement, such Certificate to be in form and substance satisfactory to the Operations Agent;

(f) receipt by the Operations Agent of a manually signed Asset Coverage Ratio Certificate for each of the Additional Entities and the Insurance Trust, on behalf of each of its New Series;

(g) receipt by the Operations Agent of an Allocation Notice with respect to each of the Borrowers, after giving effect to the provisions of this Amendment, that has been manually signed by an authorized officer of each of the Entities (including each of the Additional Entities);

(h) receipt by the Operations Agent from each of the Additional Entities and the Insurance Trust of a copy of the certificate or articles of organization or incorporation or declaration of trust, as applicable, of such Entity, with all amendments, certified as of a recent date by the Secretary of State of the jurisdiction of such Entity’s incorporation or organization;

(i) receipt by the Operations Agent of certificates dated as of a recent date that are satisfactory to the Operations Agent and reflect that each Entity (including each Additional Entity) is legally existing, in good standing and qualified to engage in business in the jurisdiction in which it was organized or formed and in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

(j) receipt by the Operations Agent of (i) an opinion of Ropes & Gray LLP, counsel to certain of the Borrowers, which is reasonably satisfactory to the Operations Agent in all respects, (ii) an opinion of Morrison & Foerster LLP, counsel to certain of the Borrowers, which is reasonably satisfactory to the Operations Agent in all respects, and (iii) an opinion of Morgan, Lewis & Bockius LLP, counsel to certain of the Borrowers, which is reasonably satisfactory to the Operations Agent in all respects;

(k) receipt by the Operation Agent, for its own account, of its agent’s fee as agreed upon separately by the Borrowers and the Operations Agent; and

(l) receipt by the Operations Agent of payment of all fees and expenses (including fees and disbursements of special counsel for the Operations Agent) then payable hereunder.

Each Bank, by its signature hereto, hereby confirms that it has not, as of the date hereof, requested that any Borrower deliver a Note for the Loans made or to be made by such Bank to such Borrower under the Credit Agreement as amended hereby.

§6. Reaffirmation of the Borrowers. Each of the Borrowers (including each of the Additional Entities and the Insurance Trust, on behalf of each of its New Series) severally ratifies and confirms in all respects all of its obligations to the Banks under the Credit Agreement, the Notes and the other Loan Documents, in each case as amended hereby, and hereby severally affirms its absolute and unconditional promise to pay to the Banks the Loans made to it and all other amounts due from it under the Credit Agreement as amended hereby.

§7. Miscellaneous. This Amendment is a contract under seal under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of said Commonwealth (excluding the laws applicable to conflicts or choice of law). Except as specifically amended by this Amendment, the Credit Agreement and all other agreements and instruments executed and delivered in connection with the Credit Agreement shall remain in full force and effect. This Amendment is limited specifically to the matters set forth herein and does not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any of the other Loan Documents. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. This Amendment shall constitute a Loan Document.

The Declaration of Trust for certain of the Entities is on file with the Secretary of The Commonwealth of Massachusetts and the Clerk of the City of Boston or the Delaware Secretary of State, as the case may be, and notice is hereby given that this instrument is executed by the Trustees and officers of such Entity as Trustees and officers, as the case may be, and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the appropriate Entity.

Columbia Funds Master Investment Trust, LLC has informed the Operations Agent and Administrative Agent, and the Banks and the Agents hereby acknowledge, effective as of March 30, 2007, Columbia Funds Master Investment Trust, LLC converted from a Delaware statutory trust to a Delaware limited liability company and, accordingly, changed its name from Columbia Funds Master Investment Trust to Columbia Funds Master Investment Trust, LLC. In addition, Columbia Funds Master Investment Trust, LLC has notified the Banks and the Agents that Columbia Small Cap Growth Master Portfolio II, a series of Columbia Funds Master Investment Trust, LLC, has changed its name to Columbia Small Cap Master Portfolio.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as an agreement under seal by their respective authorized officers as of the date first above written.

COLUMBIA FUNDS VARIABLE INSURANCE TRUST, on behalf of each of its Series listed on Schedule 2 attached hereto

By:	/s/ J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS SERIES TRUST I, on behalf of each of its Series listed on Schedule 2 attached hereto

By:	/s/ J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS INSTITUTIONAL TRUST, on behalf of each of its Series listed on Schedule 2 attached hereto

By:	/s/ J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS SERIES TRUST, on behalf of each of its Series listed on Schedule 2 attached hereto

By:	/s/ J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC on behalf of each of its Series listed on Schedule 2 attached hereto

By:	/s/ J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I, on behalf of each of its Series listed on Schedule 2 attached hereto

By:	/s/ J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

BANC OF AMERICA FUNDS TRUST, on behalf of each of its Series listed on Schedule 2 attached hereto

By:	/s/ J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

EXCELSIOR FUNDS, INC., on behalf of each of its Series listed on Schedule 2 attached hereto

By:	/s/ J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

EXCELSIOR FUNDS TRUST, on behalf of each of its Series listed on Schedule 2 attached hereto

By:	/s/ J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

EXCELSIOR TAX-EXEMPT FUNDS, INC., on behalf of each of its Series listed on Schedule 2 attached hereto

By:	/s/ J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

STATE STREET BANK AND TRUST COMPANY, Individually, as Operations Agent and as Administrative Agent

By:	/s/ Christopher Ducar
Title:	Assistant Vice President

LLOYDS TSB BANK plc, individually and as Senior Managing Agent

By:	/s/ Jason Eperon
Name:	Jason Eperon
Title:	Director, Financial Institutions USA

By:	/s/ Candi Obrentz
Name:	Candi Obrentz
Title:	Associate Director, Financial Institutions USA

SOCIÉTÉ GÉNÉRALE, NEW YORK BRANCH

By:	/s/ Helen Hsu
Title:	Vice President

BANCO BILBAO VIZCAYA ARGENTARIA S.A.

By:	/s/ John Martini
Name:	John Martini
Title:	Vice President, Corporate Banking

By:	/s/ Jay Levit
Name:	Jay Levit
Title:	Vice President, Global Corporate Banking